SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMEND. NO. ________)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive additional materials
☒	Definitive proxy statement
☐	Soliciting material under Rule 14a-12

Nature Vision, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATURE VISION, INC.

213 NW 4th Street

Brainerd, Minnesota 54601

(218) 825-0733

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Nature Vision, Inc., a Minnesota corporation, will be held on Friday, May 19, 2006, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, for the following purposes:

1.	To elect two Class III directors to hold office for three-year terms or until their successors are elected or appointed.
2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on April 13, 2006 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF
DIRECTORS

Michael R. Day
Secretary

April 25, 2006

PROXY STATEMENT

NATURE VISION, INC.

213 NW 4th Street

Brainerd, Minnesota 54601

(218) 825-0733

Annual Meeting of Shareholders – May 19, 2006

GENERAL

The enclosed proxy is solicited by the board of directors of Nature Vision, Inc., a Minnesota corporation (“Nature Vision,” or the “Company”), for use at the annual meeting to be held on Friday, May 19, 2006, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Jeffrey P. Zernov, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR the election to the board of directors of the nominees named in this proxy statement; and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the year ended December 31, 2005 are being mailed to shareholders on or about April 25, 2006.

Requests for Copies of our Annual Report on Form 10-KSB

Only one copy of our annual report (which includes Nature Vision’s Annual Report on Form 10-KSB and the accompanying financial statements and financial statement schedules) and proxy statement are being mailed to shareholders sharing an address unless Nature Vision has received contrary instructions from one or more of the shareholders. Nature Vision will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered. Shareholders wishing to receive additional copies of either the annual report or proxy statement for the 2006 annual meeting or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should call Michael R. Day at (218) 825-0733 or send a letter to him at the following address:

Nature Vision, Inc.

213 NW 4th Street

Brainerd, Minnesota 54601

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 13, 2006, the record date for determining shares entitled to notice of and to vote at our annual meeting, 2,217,887 shares of our common stock were outstanding. Each common share is entitled to one vote.

Information as to the name, address and stockholdings of: (i) each person known by Nature Vision to be a beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the board of directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) by all executive officers and directors, as a group, as of April 13, 2006 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address	Amount of Common Stock Beneficially Owned	Percent of Common Stock (1)

Jeffrey P. Zernov 213 NW 4th Street Brainerd, Minnesota 54601	753,667(2)	32.3%

Richard P. Kiphart 222 West Adams Street Chicago, Illinois 60606	450,752(3)	20.4%

Michael R. Day 213 NW 4th Street Brainerd, Minnesota 54601	20,750(4)	*

Robin K. Sheeley 213 NW 4th Street Brainerd, Minnesota 54601	38,334(5)	1.7%

Thomas F. Leahy 6101 Baker Road Suite 200 Minnetonka, Minnesota 55345	30,410(6)	1.4%

Scott S. Meyers P.O. Box 161574 Big Sky, Montana 59716	8,800(7)	*

Curtis A. Sampson P.O. Box 777 213 Main Street Hector, Minnesota 55342	14,800(8)	*

Steve Shanesy 3436 Nappe Drive Middleton, Wisconsin 53562	21,800(9)	*

Dean Capra 8565 Central Avenue Northeast Blaine, Minnesota 55434	151,883	6.8%

Anthony Capra 8565 Central Avenue Northeast Blaine, Minnesota 55434	151,883	6.8%

Directors and executive officers as a group (eight persons)	1,014,918(10)	42.4%

*	Less than one percent of shares outstanding.
(1)

In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this proxy statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.

(2)

Includes: (a) 10,803 shares owned by Mr. Zernov’s wife; (b) options to purchase 109,706 shares of common stock; and (c) 324,395 shares over which Mr. Zernov has been granted voting power by Richard P. Kiphart under an irrevocable proxy that expires on August 31, 2006.

(3)	Includes options to purchase 14,300 shares of common stock. Mr. Kiphart has granted voting power over 324,395 shares to Jeffrey P. Zernov under an irrevocable proxy that expires August 31, 2006.
(4)	Includes options to purchase 13,750 shares of common stock.
(5)	Includes options to purchase 13,334 shares of common stock.
(6)	Includes options to purchase 6,800 shares of common stock.
(7)	Includes options to purchase 6,800 shares of common stock.
(8)	Includes options to purchase 6,800 shares of common stock.
(9)	Includes options to purchase 6,800 shares of common stock.
(10)	Includes options to purchase 178,290 shares of common stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nomination and Election of Directors

Our bylaws provide that the size of our board of directors shall be fixed from time to time by resolution of the board, subject to a minimum of three directors. The board of directors has set the size of the board at six. The bylaws also provide for three classes of directors with terms staggered so as to require the election of only one class of directors each year. The terms of the current Class III directors end with the annual meeting. The proxies granted by the shareholders will be voted at the annual meeting for the re-election of Mr. Sampson and Thomas F. Leahy as the Class III directors, to serve for three-year terms.

Nominees for Class II Directors

Curtis A. Sampson

Thomas F. Leahy

In the event that one or more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our directors, nominees for director and executive officers are as follows:

Name	Age	Director Since	Year Term Expires	Position
Jeffrey P. Zernov	53	2004	2007	President, Chief Executive Officer, Chairman of the Board of Directors and a Class I director
Richard P. Kiphart	64	2001	2007	Class I director
Scott S. Meyers	52	2000	2008	Class II director
Steve Shanesy	49	2004	2008	Class II director
Curtis A. Sampson	72	2004	2006	Class III director and a nominee
Thomas F. Leahy	63	2004	2006	Class III director and nominee
Michael R. Day	44	—	—	Chief Financial Officer and Secretary
Robin K. Sheeley	50	—	—	President – Photo Control division

Jeffrey P. Zernov, has served as our President and Chief Executive Officer and as a Class I director since August 31, 2004. Prior to August 31, 2004, Mr. Zernov served in the same capacities for Nature Vision Operating, Inc. (f/k/a Nature Vision, Inc.), which he founded in 1998. Mr. Zernov also served as Chief Financial Officer of Nature Vision Operating, Inc from 1998 through 2002. In 1979, Mr. Zernov founded Zercom Corporation, a defense electronics contractor, which he sold to Communication Systems Inc. in 1990. Mr. Zernov served as Zercom’s Chief Executive Officer until 1996 and, in addition, from 1990 though 1996, he established and served as President of the Zercom Marine division, a designer and manufacturer of sonar products for sports fishing applications. Prior to 1979, Mr. Zernov served as a field promotion specialist with Lindy Tackle and was a co-founder of In-Fisherman, a sports fishing publisher and producer of television shows.

Richard P. Kiphart, has served as a Class I director since November 2001. He has been a principal in the investment banking firm of William Blair & Company, L.L.C. since 1972. Mr. Kiphart joined William Blair in 1965, and has been the principal in charge of the corporate finance department since 1995. Mr. Kiphart currently serves as a director of Advanced Biotherapy and First Data Corporation. He received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

Scott S. Meyers, has served as a Class II director since April 2000. He is the former President and director member of Alliant Techsystems, Inc., an aerospace and defense company. Mr. Meyers currently provides advisory services to Alliant Techsystems, which he joined in March 1996 and served as Chief Financial Officer until October 2000, when he became President. Mr. Meyers previously served as Executive Vice President, Chief Financial Officer and a director of Magnavox Electronic Systems Company, a manufacturer of defense electronics products. Mr. Meyers is the chair of the audit committee and a member of the compensation/nominating committee.

Steve Shanesy, has served as a Class II director since September 2004. Mr. Shanesy most recently served as Rayovac-Remington North America’s Executive Vice President/General Manager from 1998 to 2004, and as its Senior Vice President of Marketing from 1996 to 1998. From 1983 to 1996, Mr. Shanesy was employed by Kraft Foods, Inc., most recently as Vice President of Marketing, Oscar Meyer Foods Division. Mr. Shanesy is the chair of the compensation/nominating committee.

Curtis A. Sampson, has served as a Class II director since August 2004. He is the Chairman and Chief Executive Officer of Hector Communications Corp., an owner and operator of independent telephone companies and cable television systems; the Chairman and Chief Executive Officer of Communications System, Inc., a telecommunications manufacturer; and Chairman of Canterbury Park Holding Corporation, a thoroughbred horse racing and card club wagering company. Mr. Sampson served as a director of Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.) from 1998 through 2004. Mr. Sampson is a member of the audit committee.

Thomas F. Leahy, has served as a Class III director since September 2004. A private investor, he serves as a director of Capri Corp., a prepackaged software provider and as Chairman of HEI, Inc., a manufacturer of micro electronics. Mr. Leahy is a former director of Advance Circuits, Inc., a printed circuit board manufacturer. Mr. Leahy is a member of the audit committee.

Michael R. Day, has served as our Chief Financial Officer and Secretary since August 31, 2004. Prior to August 31, 2004, Mr. Day served in the same capacities for Nature Vision Operating, Inc. (f/k/a Nature Vision, Inc.). From 1999 through 2002, Mr. Day served as the Chief Financial Officer of Image Rotational Enterprises, Inc., a Brainerd, Minnesota manufacturer of rotational molded plastic parts.

Robin K. Sheeley, has served as our President – Photo Control division since October 2004. Mr. Sheeley joined Nature Vision in January 2004, as Managing Director of the Vaddio video conferencing and presentation business line, in connection with the purchase from Vaddio LLC, a Minnesota limited liability company, of the product line. From January 2003 until he joined Nature Vision, Mr. Sheeley served as Chief Executive Officer of Vaddio LLC. From August 1999 through May 2002, Mr. Sheeley served as Chief Technology Officer of the VideoLabs division of E.mergent, Inc., a publicly-held, Minnesota-based manufacturer of electronic products used in the audiovisual and videoconferencing industries. Prior to August 1999, Mr. Sheeley owned and operated Acoustic Communication Systems, Inc. a privately-held, Minnesota-based manufacturer of electronic products used in the audiovisual and videoconferencing industries.

Committees and Meetings of the Board of Directors

Nature Vision’s board of directors has an audit committee and a joint compensation/nominating committee. Messrs. Leahy, Sampson and Meyers (Chair) are the current members of the audit committee of the board of directors. Messrs. Leahy, Sampson, and Meyers are “financial experts,” as that term is defined under the Securities Exchange Act of 1934. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters. The charter of the audit committee was attached as Appendix A to the proxy statement for our annual meeting of shareholders held June 3, 2005.

Messrs. Meyers and Shanesy (Chair) are the current members of the compensation/nominating committee, which administers the 2004 Stock Incentive Plan and the 1983 Stock Option Plan, oversees compensation for directors, officers and key employees of Nature Vision and identifies and selects nominees for directors. The committee does not have a charter. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

During 2005, the board of directors met 11 times. During 2005, the audit committee met four times and the compensation/nominating committee met twice. Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves.

Audit Committee Report

The audit committee has reviewed and discussed with management, Nature Vision’s audited financial statements for the year ended December 31, 2005. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 – Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of the accounting principles, judgments and estimates, as applied in their financial reporting.

The audit committee has received the written disclosures from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants’ independence from Nature Vision, and has discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Scott S. Meyers (Chair)

Curtis A. Sampson

Thomas F. Leahy

Director Nomination Process

In addition to overseeing the compensation for directors, officers and key employees of Nature Vision, the compensation/nominating committee will periodically review whether the size of the board is appropriate to oversee and manage the company. If not, the committee will make an appropriate change to the size of the board. The committee will also assess whether any director vacancies are expected. If a board vacancy is likely to occur, then the committee will consider candidates, including those known to the directors as well as candidates recommended by management, search firms, shareholders and other sources. The committee members will conduct the initial evaluation of prospective directors and, if appropriate, follow-up by gathering information on the candidates from third parties. One or more of the committee’s members will interview in person or by phone those prospective candidates which suit Nature Vision’s needs. The board of directors as a whole will then evaluate the candidates and make the final decision of who to nominate. The current nominees for election as Class III directors were recommended by the current board of directors as a whole.

When it seeks nominees for directors, the committee will look for candidates who it believes will make contributions to the board’s operations and will represent the interests of Nature Vision’s shareholders. The committee will generally consider a number of criteria when it is identifying and selecting candidates, such as past accomplishments; expertise in areas important to Nature Vision’s success; personal qualities; and whether the prospective candidate has ample time to devote to Nature Vision’s affairs and will likely interact well with the other board members.

The board will consider recommendations by shareholders of nominees for election as a director. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the compensation/nominating committee. Recommendations will need to be in writing, including a resume of the candidate’s business and personal background and include a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations will need to be sent to Nature Vision, Inc., Attention: Michael R. Day, 213 NW 4th Street, Brainerd, Minnesota 54601. Shareholder recommendations for nominees must be received no later than the date that shareholder proposals for action at the annual shareholder meeting are due.

Code of Business Conduct and Ethics

Each of Nature Vision’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by the board of directors. The code is available on our website at www.naturevisoninc.com. Any amendments to or waivers from the code will be posted on Nature Vision’s website. Information on our website does not constitute part of this proxy statement.

Communications with Directors

The board of directors has adopted a process for shareholders to communicate with directors. Shareholders may communicate with directors by sending a letter to the following address:

Nature Vision, Inc.

Attention: Michael R. Day

213 NW 4th Street

Brainerd, Minnesota 54601

Mr. Day reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the corporate secretary believes require board attention. In addition, a record of all letters received by Nature Vision is maintained so that directors may review specific correspondence.

Vote Required

The nominees who receive the highest number of affirmative votes at the meeting for each of the two Class III board seats will be elected as Class III directors.

The board of directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid by Nature Vision during each of the last three fiscal years to Jeffrey P. Zernov, Nature Vision’s current President and Chief Executive Officer, and two of our most highly compensated executive officers, whose total annual salary and bonus exceeded $100,000 in the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

Annual Compensation Annual	Long-Term Compensation
	Awards	Payouts

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options	LTIP Payouts ($)	All Other Compensation ($)

Jeffrey P. Zernov	2005	$160,000	$72,000	—	—	—	—	—
President and CEO	2004(2)	$53,333	—	—	—	22,500	—	—

Michael R. Day	2005	116,240	$45,000	—	—	—	—	—
CFO, COO and Secretary	2004(2)	17,500	—	—	—	13,750	—	—

Robin K. Sheeley	2005	120,000	$36,000	—	—	—	—	$157,223(3)
President-Photo Control Division	2004	94,148	—	—	—	13,334	—	63,631(3)

(1)	None of the above-named executive officers were employed by the Company in 2003.
(2)	Mr. Zernov and Mr. Day began employment with the Company on September 1, 2004.
(3)	Consists of payments made to Mr. Sheeley under his Employment Agreement entered into in connection with the purchase of Vaddio LLC from Mr. Sheeley.

Nature Vision Stock Options

The following tables summarize the value of all options held by the named executive officers as of December 31, 2005. No stock options were granted to the named executive officers during fiscal year 2005.

Aggregated Option Exercises During Year Ended December 31, 2005 and Option Values at December 31, 2005

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options at December 31, 2005 (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at December 31, 2005 ($) (1) Exercisable / Unexercisable

Jeffrey P. Zernov	—	—	109,706 / —	$798,536 / —

Michael R. Day	—	—	13,750 / —	$50,462 / —

Robin K. Sheeley	—	—	13,334 / —	$54,853 / —

Effective November 11, 2005, the Company accelerated the vesting of the remaining unvested options granted in 2004 (58,687 options), through a written action of the Board of Directors.

(1)

The value of unexercised in-the-money options is determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $9.10, the closing price per share on December 30, 2005.

Board of Director Compensation

Each director who is not a full-time employee of Nature Vision receives a quarterly retainer of $3,000. Also, a fee of $750 is paid to each outside director for each board or committee meeting attended in person plus out-of-pocket expenses incurred in attending meetings. The chairs of the audit committee and compensation/nominating committee are each paid an additional annual retainer of $2,000. Outside directors are eligible for stock options. Directors who are employees of Nature Vision are not specifically compensated for their duties as directors.

Employment Contracts and Compensatory Arrangements

Long-Term Incentive Compensation

On March 30, 2006, the Board of Directors approved the following approach to long term incentive compensation. Mr. Zernov and Mr. Day and the non-employee members of the Board of Directors are entitled to earn long term incentive compensation in the form of restricted stock if the Company meets or exceeds the budgeted EBITDA for 2006. A target economic value for the non-employee directors, Mr. Zernov, and Mr. Day has been established and is indicated below. The restricted stock will be awarded in April 2007 under the 2004 Stock Incentive Plan based on the actual 2006 EBITDA compared to the 2006 budgeted EBITDA. The number of shares to be awarded is determined by a formula adopted by the Committee setting the value of a share of restricted stock. The Committee reserves the right to adjust the awards of restricted stock for achieving 2006 EBITDA under or over the 2006 budgeted EBITDA or as a result of material change in the 2006 budget due to an acquisition, divestiture or other event in the discretion of the Committee.

The following table describes the economic value established for the indicated individuals, assuming that the Company’s 2006 budgeted EBITDA is achieved:

Target Economic Value
Nonemployee Director	$16,000
Jeffrey P. Zernov	$150,000
Michael R. Day	$45,000

The restricted stock will vest as follows:

Anniversary of Grant	Percentage Vesting
First	40%
Second	30%
Third	20%
Fourth	10%

Employment Agreement

The Company entered into an employment agreement with the President and Chief Executive Officer on August 31, 2004. Upon termination of employment, the agreement provides for a non-compete period of five years. In exchange for the non-compete, the Company is obligated to pay the employee at his current base salary rate of $200,000 a year for a period of up to two years.

Certain Transactions

On August 31, 2004, Richard P. Kiphart purchased 324,395 shares of Nature Vision common stock at a purchase price of $3.08 per share. Mr. Kiphart gave an irrevocable proxy to Jeffrey P. Zernov at the time of the purchase, granting Mr. Zernov the right to vote the purchased shares until August 31, 2006. Accordingly, Mr. Zernov has voting power over these shares, representing 14.9% of Nature Vision’s outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Nature Vision’s directors and officers, and persons who own more than 10% of Nature Vision’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and 10% shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) reports forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, during the year ended December 31, 2005, our officers, directors and 10% shareholders complied with their Section 16(a) filing requirements in a timely manner.

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee and the board of directors approved the appointment of Virchow, Krause & Company, LLP as Nature Vision’s independent public accountants for the fiscal year ending December 31, 2006. Representatives of Virchow, Krause & Company, LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Nature Vision’s independent public accountant has not resigned, declined to stand for re-election or been dismissed in either of the two most recent fiscal years. Virchow, Krause & Company, LLP, has served as Nature Vision’s auditor during this two-year period.

Nature Vision Independent Public Accountant’s Fees

The following table presents fees for professional services rendered by Virchow, Krause & Company, LLP, for the audit of Nature Vision’s financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed by Virchow, Krause & Company, LLP for other services during those periods:

	2005	2004
Audit Fees	$79,764	$49,624
Audit Related Fees	6,035	52,850
Tax Fees	19,175	18,205
All Other Fees	3,450	525
Total	$108,424	$121,204

Audit Fees were for professional services for auditing and reviewing Nature Vision’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees for 2004 were for professional services related to auditing and reviewing Nature Vision’s financial statements, including advising Nature Vision as to complying with accounting policies and transactional planning.

Tax Fees were for professional services for tax planning and compliance.

All Other Fees were for professional services not applicable to the other categories.

Pre-Approval Policy for Services of Nature Vision Independent Auditors

The audit committee meets prior to filing any Form 10-QSB or 10-KSB to approve those filings. In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work. All fees paid to the independent auditors are pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee adopted a policy for the pre-approval of services provided by the independent auditors, which was attached as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2007 annual meeting must be received by us by December 21, 2006. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail -- return receipt requested. If you intend to present a proposal at our 2007 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than March 3, 2006. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Michael R. Day
Secretary

April 25, 2006

NATURE VISION, INC.

ANNUAL MEETING OF SHAREHOLDERS

Friday, May 19, 2006

10:00 A.M.

EMBASSY SUITES HOTEL

Minneapolis Airport

7901 34th Avenue South

Bloomington, MN 55425

Nature Vision, Inc. 213 NW 4th Street Brainerd, MN 54601	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2006.

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated April 25, 2006, hereby appoints the President and Chief Executive Officer, Jeffrey P. Zernov, and the Chief Financial Officer and Secretary, Michael R. Day, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Nature Vision, Inc. held of record by the undersigned on April 13, 2006, at the Annual Meeting of Shareholders to be held on May 19, 2006 at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, at 10:00 a.m., Central Daylight Time, and at any adjournment thereof.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends that the Shareholders

Vote “FOR” the Election of the Nominees for Director.

1.	Election of directors:	01 Curtis A. Sampson 02 Thomas F. Leahy	☐	Vote FOR both nominees (except as marked)	☐	Vote WITHHELD from both nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting or adjournment.

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.